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Exhibit 99.1

ASSURED GUARANTY ANNOUNCES RESTATEMENT
RELATED TO FINANCIAL GUARANTY VARIABLE INTEREST ENTITIES

Effect on consolidated shareholders' equity as of June 30, 2011 is less than 1%—Effect on cumulative consolidated net income is $36.1 million—No impact on cumulative operating income—No impact on operating shareholders' equity or adjusted book value as of June 30, 2011

        Hamilton, Bermuda—October 18, 2011—Assured Guaranty Ltd. (NYSE: AGO) ("AGL" and, together with its subsidiaries, "Assured Guaranty") today is filing a Current Report on Form 8-K announcing that it is restating its financial results for the years ended December 31, 2009 and 2010, and each of the previously issued quarters of 2010 and 2011.

        Assured Guaranty provides financial guaranties on debt obligations issued by special purpose entities, including variable interest entities ("FG VIEs"). Assured Guaranty does not sponsor such FG VIEs nor does it act as the servicer or collateral manager for any FG VIE debt obligations that it insures. When Assured Guaranty provides such financial guaranties, it can obtain certain control rights through the transaction structure which make Assured Guaranty the primary beneficiary of the FG VIE. Assured Guaranty is required under accounting principles generally accepted in the United States of America ("GAAP") to consolidate the FG VIE in its financial statements when it is the primary beneficiary. When such consolidation occurs, Assured Guaranty must then eliminate the intercompany transactions between the relevant Assured Guaranty insurance subsidiary and the consolidated FG VIE. Assured Guaranty has discovered errors in the elimination of such intercompany transactions and will correct such errors through the restatement. As required in a restatement, Assured Guaranty is also correcting certain unrelated errors of an immaterial nature.

        The estimated cumulative impact of the restatement through the second quarter of 2011 is a decrease in shareholders' equity of less than 1%, from $3,950.0 million to $3,913.9 million. The estimated impact of the restatement on net income was a decrease of $11.2 million for the year ended December 31, 2009, a decrease of $55.2 million for the year ended December 31, 2010, an increase of $15.2 million for the three month period ended March 31, 2011 and an increase of $15.1 million for the three month period ended June 30, 2011. The cumulative effect of the restatement solely for the accounting treatment of FG VIEs over the entire affected period is to decrease shareholders' equity and consolidated net income by approximately $34.0 million. The restatement has no impact on cumulative operating income over the affected periods or on operating shareholders' equity or adjusted book value as of June 30, 2011.* The restatement also has no effect on Assured Guaranty's claims-paying resources or its regulatory or rating agency capital.

*
Operating income, operating shareholders' equity and adjusted book value, financial measures that Assured Guaranty included in the SEC reports being amended, are financial measures presented on a basis of methodologies other than in accordance with GAAP and are therefore called "non-GAAP financial measures". Please see the "Non-GAAP Financial Measures" section of this press release for a definition of these non-GAAP financial measures.

        Assured Guaranty expects to file a Form 10-K/A for the year ended December 31, 2010 by the end of October 2011 reflecting the restatement. Assured Guaranty expects to file Forms 10-Q/A for the quarters ended March 31, 2011 and June 30, 2011 as soon as practicable thereafter. Assured Guaranty will also restate its financial statements for the quarter ended September 30, 2010 when it files its Form 10-Q for the quarter ended September 30, 2011, which it expects it will do on a timely basis.

        Robert A. Bailenson, the Chief Financial Officer of Assured Guaranty, noted "While it is unfortunate to have to amend previously announced financial results, the adjustments will not affect Assured Guaranty's ability to perform under its financial guaranties, has no impact on cumulative operating income over the affected periods or on operating shareholders' equity or adjusted book value as of June 30, 2011, and will only reduce consolidated shareholders' equity by $36.1 million, which is less than 1% as of June 30, 2011."

        Additional information regarding the restatement will be included in the Form 8-K being filed today by Assured Guaranty with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

        Each of operating income, operating shareholders' equity and adjusted book value discussed above is a non-GAAP financial measure. To reflect the key financial measures management analyzes in evaluating Assured Guaranty's operations and progress towards long-term goals, Assured Guaranty discusses both measures promulgated in accordance with GAAP and non-GAAP financial measures. Although the financial measures identified as non-GAAP should not be considered substitutes for GAAP measures, management considers them key performance indicators and employs them as well as other factors in determining compensation. Non-GAAP financial measures, therefore, provide investors with important information about the key financial measures management utilizes in measuring its business. The primary limitation of non-GAAP financial measures is the potential lack of comparability to those of other companies, which may define non-GAAP measures differently because there is limited literature with respect to such measures.

        Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of Assured Guaranty's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate Assured Guaranty's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

          1)    Elimination of the after-tax realized gains (losses) on Assured Guaranty's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to Assured Guaranty's discretion and influenced by market opportunities, as well as Assured Guaranty's tax and capital profile. Trends in the underlying profitability of Assured Guaranty's business can be more clearly identified without the fluctuating effects of these transactions.

          2)    Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

          3)    Elimination of the after-tax fair value gains (losses) on Assured Guaranty's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          4)    Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that Assured Guaranty will ultimately recognize.

          5)    Elimination of the effects of consolidating certain FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires Assured Guaranty to consolidate certain FG VIEs that have issued debt obligations insured by Assured Guaranty even though Assured Guaranty does not own such VIE.

          6)    Elimination of goodwill and settlement of pre-existing relationship in order to show the 2009 contribution to operating income of Assured Guaranty Municipal Holdings Inc. without the distorting effects of acquisition accounting adjustments recorded on date of closing of the acquisition of AGMH by Assured Guaranty.

        Operating shareholders' equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of AGL with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing AGL's current share price or projected share price and also as the basis of their decision to recommend buying or selling AGL's common shares. Many of Assured Guaranty's fixed income investors also use operating shareholders' equity to evaluate Assured Guaranty's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

          1)    Elimination of the effects of consolidating certain FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires Assured Guaranty to consolidate certain FG VIEs that have issued debt obligations insured by Assured Guaranty even though Assured Guaranty does not own such FG VIEs.

          2)    Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          3)    Elimination of the after-tax fair value gains (losses) on Assured Guaranty's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          4)    Elimination of the after-tax unrealized gains (losses) on Assured Guaranty's investments that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because Assured Guaranty generally holds these investments to maturity and therefore will not recognize an economic loss.

        Adjusted book value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of Assured Guaranty's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate AGL's share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

          1)    Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

          2)    Addition of the after-tax net present value of estimated net future credit derivative revenue, which amount represents the present value of estimated future revenue from Assured Guaranty's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6% (which represents Assured Guaranty's tax-equivalent pretax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

          3)    Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

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        Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

Cautionary Statement Regarding Forward-Looking Statements:

        Any forward-looking statements made in this statement reflect Assured Guaranty's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, those resulting from Assured Guaranty's ongoing analysis of the effect of the correction in Assured Guaranty's accounting regarding variable interest entities; other accounting adjustments that may result from review of Assured Guaranty's financial statements for the periods in question; the timing of the completion of the audit and review of Assured Guaranty's restated financial statements by its independent registered public accounting firm; Assured Guaranty's ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of Assured Guaranty's potential inability to timely file required reports; potential claims and proceedings relating to such matters, including shareholder litigation and action by the Securities and Exchange Commission (the "Commission") or other governmental agencies; and other risks and uncertainties that have not been identified at this time, management's response to these factors, and other risk factors identified in Assured Guaranty's filings with the Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of October 18, 2011. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Robert Tucker, 212-339-0861
Managing Director, Investor Relations and Corporate Communications
rtucker@assuredguaranty.com
or
Ross Aron, 212-261-5509
Vice President, Equity Investor Relations
raron@assuredguaranty.com
or
Ashweeta Durani, 212-408-6042
Vice President, Corporate Communications
adurani@assuredguaranty.com

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  Exhibit 99.1
ASSURED GUARANTY ANNOUNCES RESTATEMENT RELATED TO FINANCIAL GUARANTY VARIABLE INTEREST ENTITIES
Effect on consolidated shareholders' equity as of June 30, 2011 is less than 1%—Effect on cumulative consolidated net income is $36.1 million—No impact on cumulative operating income—No impact on operating shareholders' equity or adjusted book value as of June 30, 2011